Exhibit 99.2

2005
Financial Statements
and
Independent Auditors’ Report

Hillandale Farms of Fla., Inc.
Lake City, Florida

Independent Auditors’ Report

To the Stockholders
Hillandale Farms of Fla., Inc.
Lake City, Florida

We have audited the accompanying balance sheets of Hillandale Farms of Fla., Inc., as of July 2, 2005 and June 26, 2004, and the related statements of income and retained earnings and cash flows for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Hillandale Farms of Fla., Inc. as of July 2, 2005 and June 26, 2004, and the results of its operations and its cash flows for each of the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Douglas, Douglas, Farnsworth

August 24, 2005

Balance Sheets
July 2, 2005 and June 26, 2004
Hillandale Farms of Fla., Inc.
Lake City, Florida

Assets

	2005	2004
Current assets		
Cash	$ 120,803	$ 261,718
Trade accounts receivable	148,799	42,805
Trade accounts receivable - related parties	1,099,003	86,996
Trade notes receivable - related party	1,867,789	1,778,872
Loans to employees	511	324
Inventory	575,713	431,504
Deferred tax asset	401,157	86,909
Prepaid expenses	160,438	143,179
Total current assets	4,374,213	2,832,307
Property, plant and equipment, net	9,213,182	10,491,275
Other assets		
Restricted cash	2,250	2,250
Bond issue costs, net of amortization	15,760	23,640
Capital credits	221,892	226,903
Patronage refund certificates	116,165	125,843
Deposits	23,713	23,713
Total other assets	379,780	402,349
Total assets	$ 13,967,175	$ 13,725,931

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Balance Sheets
July 2, 2005 and June 26, 2004
Hillandale Farms of Fla., Inc.
Lake City, Florida
(Concluded)

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Statements of Income and Retained Earnings
For the Fiscal Years Ended July 2, 2005, June 26, 2004, and June 28, 2003
Hillandale Farms of Fla., Inc.
Lake City, Florida

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Statements of Cash Flows
For the Fiscal Years Ended July 2, 2005, June 26, 2004, and June 28, 2003
Hillandale Farms of Fla., Inc.
Lake City, Florida

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida

Note 1 — Summary of Significant Accounting Policies

Business and credit risk concentrations

Hillandale Farms of Fla., Inc. (the Corporation) produces finished feed that is sold at both retail and wholesale. Credit is extended to various customer accounts throughout Florida and Alabama. The Corporation’s customer accounts are generally not secured by collateral.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and to disclose contingent assets and liabilities. Actual results could differ from these estimates.

Fiscal year

The Corporation’s fiscal year ends on the Saturday nearest to June 30. This practice results in a 52-week or 53-week fiscal year.

Common ownership

The Corporation, Hillandale Farms, Inc. and Columbia Grain & Ingredients, Inc. are owned and operated by a common group of stockholders. The existence of such common control could result in operating results or financial position of the Corporation that differ from those that would have been obtained if the entities were autonomous.

Cash equivalents

For purposes of the statement of cash flows, the Corporation considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property, plant and equipment

Property, plant and equipment are stated at cost.

Depreciation is computed based on the estimated useful lives of the individual depreciable assets, ranging from two to thirty-nine years, using primarily the straight-line method.

Bond issue costs

Bond issue costs were capitalized and are being amortized over the term of the Industrial Development Bonds. Amortization expenses related to the bond issue costs were $7,880 in 2005, 2004, and 2003.

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida
(Continued)

Note 1 — Summary of Significant Accounting Policies (concluded)

Income taxes

Income tax expense includes Federal and State taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes. These timing differences result principally from different methods of accounting for depreciation, net operating loss carry forwards, related party accounts receivable and accounts payable and leases.

Trade receivables

Accounts receivable at July 2, 2005 and June 26, 2004, were reported net of an allowance for uncollectible accounts in the amount of $20,579. Trade receivables are comprised primarily of amounts owed to the Corporation from customers.

Allowance for doubtful accounts

In the normal course of business, the Corporation extends credit to customers on a short-term basis. Although credit risks associated with customers are considered minimal, we routinely review our accounts receivable balances and make provisions for probable doubtful accounts. In circumstances where management is aware of a specific customer’s inability to meet its financial obligations to us (e.g. bankruptcy filings), a specific reserve is recorded to reduce the receivable to the amount expected to be collected. For all other customers, we recognize reserves for bad debts based on the length of time the receivables are past due, generally 100% for amounts more than 90 days past due.

Note 2 — Restricted Cash

At July 2, 2005 and June 26, 2004, cash in the amount of $2,250 was held for the benefit of an electric cooperative. The Corporation was required to deposit these funds with a financial institution as collateral for a utility account.

Note 3 — Inventory

The inventory at July 2, 2005 and June 26, 2004, was composed of:

	2005	2004
Feed and feed ingredients	$450,981	$297,180
Products for resale	35,707	39,735
Operating and maintenance supplies	89,025	94,589

Total	$575,713	$431,504

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida
(Continued)

Note 4 — Property, Plant and Equipment

Following is a summary of property, plant and equipment at July 2, 2005 and June 26, 2004.

	2005	2004
Property, plant and equipment
Land	$878,479	$878,479
Construction in progress	25,553	--
Buildings and improvements	13,461,640	13,526,705
Machinery, equipment and vehicles	12,864,081	14,079,942
Assets under capital lease	2,398,904	2,398,904

Subtotal	29,628,657	30,884,030
Less: Accumulated depreciation
and amortization	(20,415,475)	(20,392,755)

Property, plant and equipment, net	$9,213,182	$10,491,275

Depreciation expense relating to plant and equipment included in expenses for 2005, 2004, and 2003 was $1,248,580, $1,355,598, and $1,462,802, respectively.

Note 5 — Assets under Capital Lease

The following is an analysis of property under capital lease obligations at July 2, 2005 and June 26, 2004:

	2005	2004
Buildings and improvements	$1,599,877	$1,599,877
Machinery, equipment and vehicles	799,027	799,027

Subtotal	2,398,904	2,398,904
Less: Accumulated amortization	(2,161,288)	(2,062,746)

Assets under capital lease, net	$237,616	$336,158

Amortization expense for 2005, 2004, and 2003 was $98,542.

Note 6 — Long-Term Debt

The Corporation’s prime borrowing rate at July 2, 2005 and June 26, 2004 was 6.25% and 4.00%, respectively. Also, the Corporation entered into loans that charge interest based on the London Interbank Offered Rate (LIBOR). The twelve month LIBOR rates as of July 2, 2005 and June 26, 2004 were approximately 4.00% and 2.50%, respectively. A summary of long-term debt at July 2, 2005 and June 26, 2004, follows:

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida
(Continued)

Note 6 — Long-Term Debt (concluded)

	2005	2004
Notes payable to Hillandale Farms, Inc. (a related party);
unsecured; payable thirteen months after demand, interest
at LIBOR plus 2.5%	$3,341,695	$3,000,000
Note payable to Columbia Grain & Ingredients, Inc. (a
related party); unsecured; payable thirteen months after
demand, interest at LIBOR plus 2.5%	1,500,000	--
Note payable to Farm Credit of North Florida; collateralized by a lien on real estate at Lake City and Bushnell; payable
$21,656 monthly through May 2006, including interest
at 7.75%	208,001	441,885
Note payable to Farm Credit of North Florida; collateralized by buildings and equipment; payable $9,685 monthly
through December 2006, including interest at 7.75%	155,459	255,390

Total	5,205,155	3,697,275
Less current portion	(315,957)	(330,828)

Total long-term debt	$4,889,198	$3,366,447

The minimum future payments to meet debt service requirements on long-term debt are approximately:

2006	$315,957
2007	4,889,198

Total payments	$5,205,155

Note 7 — Capital Lease Obligations

As of July 2, 2005 and June 26, 2004, the Corporation had obligations for payment of the following capital leases:

	2005	2004
Industrial Development Board of Robertsdale, Alabama;
AmSouth Bank as trustee; lease for property and
equipment at Robertsdale, Alabama operation; payable
$5,125 monthly through December 2006, plus interest
at prime minus .25%	$92,250	$153,750
Portion due within one year	(61,500)	(61,500)

Long-term portion of capitalized lease obligations	$30,750	$92,250

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida
(Continued)

Note 7 — Capital Lease Obligations (concluded)

The following is a schedule, by years, of future lease payments under capital leases, together with the present value of the minimum lease payments as of July 2, 2005:

2006	$65,344
2007	31,288

Total minimum payments	96,632
Less amount representing interest	(4,382)

Present value of net
minimum lease payments	$92,250

Note 8 — Related Party Transactions

Sales of feed are made to separate entities owned by all or some of the stockholders. Material sales to related parties amounted to approximately $39.6 million, $38.8 million, and $30.7 million for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003. Material purchases from related parties amounted to approximately $30.7 million, $32.7 million, and $19.1 million respectively, for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003. Rental and lease income received from related parties amounted to approximately $1.1 million, $1.2 million, and $1.39 million for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, respectively.

Note 9 — Income Taxes

The components of federal income tax expense are as follows:

	2005	2004	2003
Current provision:
Federal	$846	$--	$23,500
State	--	258	--

Total current portion	846	258	23,000
Net change in deferred taxes:
Federal	17,233	84,043	(224,452)
State	3,041	13,754	(36,132)

Total net change in deferred taxes	20,274	97,797	(260,584)

Provision for income taxes	$21,120	$98,055	$(237,084)

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida
(Continued)

Note 9 — Income Taxes (concluded)

Also, the Corporation has approximately $3.1 million, $2.3 million, and $2.5 million in the States of Florida and Alabama net operating loss carry forward as of July 2, 2005, June 26, 2004, and June 28, 2003, respectively, which start expiring in the year 2010.

The Corporation’s provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The differences relate primarily to depreciable assets that are using accelerated depreciation methods for income tax purposes. In addition, the Corporation cannot deduct expenses as a result of incurring related party payables until paid if the related party uses the cash basis of accounting. Also, related party receivables are not included in income until received if the related party uses the cash basis of accounting.

A summary of deferred tax assets and liabilities follows:

	2005	2004
Deferred tax asset:
Total deferred tax asset - current	$401,157	$86,909

Deferred tax liability:
Total deferred tax liability - current	$407,367	$--
Total deferred tax liability - non-current	1,065,566	1,138,411

Total deferred tax liabilities	$1,472,933	$1,138,411

Valuation allowance at end of period	$96,000	$96,000
Beginning balance of valuation allowance	96,000	96,000

Increase (decrease) in valuation allowance	$--	$--

The components for the deferred tax assets (amounts expensed or liabilities recognized in the financial statements for which a future tax deduction will be taken) and deferred tax liabilities (amounts not recognized in the financial statements which will result in future taxable income) were comprised of the following, reported in thousands:

	2005	2004
Deferred tax asset:
Operating loss carry forward	$373	$60
Inventory 263A adjustment	18	19
Related party payables	2	--
Allowance for doubtful accounts	8	8

Total deferred tax asset	$401	$87

Deferred tax liability:
Property, plant and equipment	$978	$1,048
Related party receivables	407	--
Capital credits	88	90

Total deferred tax liability	$1,473	$1,138

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida
(Continued)

Note 10 — Contingent Liabilities

Notes payable — Farm Credit of North Florida

The Corporation and Hillandale Farms, Inc. were co-borrowers on lines and letter of credit totaling $8.0 million as of July 2, 2005 and June 26, 2004. The amounts owed as of July 2, 2005 and June 26, 2004, were $6.4 million and $ — , respectively, which is reported on the financial statements of Hillandale Farms, Inc. The line of credit is secured by accounts receivable and inventory owned by the Corporation. The line of credit is due on demand and the variable interest rate was 5.75% and 3.75%, respectively, at July 2, 2005 and June 26, 2004. The stockholders and Columbia Grain & Ingredients, Inc. (related parties) have guaranteed payment of the debt.

Columbia Grain & Ingredients, Inc. (a related party) entered into a note payable agreement in 2003. The Corporation, Hillandale Farms, Inc. and the stockholders are contingently liable for this term loan. The term loan balance at July 2, 2005 and June 26, 2004 was $1.4 million and $1.7 million, respectively.

The Corporation entered into loan, security and guaranty agreements in March 1996 with Farm Credit of North Florida. The agreements state that the Corporation and Hillandale Farms, Inc. (related party) are required to maintain a net working capital (as defined in the agreement) of at least $5.0 million. The Corporation and Hillandale Farms, Inc. are required to maintain a ratio of equity to assets of not less than .45 to 1.

At July 2, 2005, the Corporation’s combined net working capital and equity to asset ratio were $7.2 million and .51, respectively, in compliance with the loan agreement. At June 26, 2004, the Corporation’s combined net working capital and ratio of equity to assets were $23.8 million and .67, in compliance with the loan agreement. In addition, the Corporation cannot issue dividends under the loan agreement unless the equity to asset ratio covenant is met after the dividend distribution.

The Corporation entered into separate security and guaranty agreements in March 1996, with Farm Credit of Central and North Florida. The agreements state that Hillandale Farms of Fla., Inc. is contingently liable for Hillandale Farms, Inc.‘s term and line of credit loans. The term loan balance on the books of Hillandale Farms, Inc. at July 2, 2005 and June 26, 2004 was $5.01 and $6.08 million, respectively.

Mercantile Bank

Columbia Grain & Ingredients, Inc. secured notes payable with Mercantile Bank. The agreements state that Hillandale Farms of Fla., Inc., and Hillandale Farms, Inc., are contingently liable for the Corporation’s term loans. The term loan balances at July 2, 2005 and June 26, 2004 totaled $449 thousand and $340 thousand, respectively.

The Corporation entered into security and guaranty agreements with Mercantile Bank. The agreements state that the Corporation and Columbia Grain & Ingredients, Inc. are contingently liable for Hillandale Farms, Inc., term loans. The term loan balances on the books of Hillandale Farms, Inc. at July 2, 2005 and June 26, 2004 totaled $.79 million and $.5 million, respectively.

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida
(Continued)

Note 10 — Contingent Liabilities (concluded)

Mercantile Bank (concluded)

The Corporation and Hillandale Farms, Inc. were co-borrowers on lines and letter of credit totaling $6.0 million as of July 2, 2005. The amount owed as of July 2, 2005 was $3.0 million, which is reported on the financial statements of Hillandale Farms, Inc. The line of credit is secured by an assignment of a money market account owned by the Corporation. The line of credit is due in October 2005 and has a variable interest rate of 3.75% at July 2, 2004. The stockholders and Columbia Grain & Ingredients, Inc. (related parties) have guaranteed payment of the debt.

The Fifth Third Bank

The Corporation entered into security and guaranty agreements with The Fifth Third Bank. The agreements state that the Corporation and Columbia Grain & Ingredients, Inc. are contingently liable for Hillandale Farms, Inc., term loans. The term loans’ balances on the books of Hillandale Farms, Inc. at July 2, 2005 and June 26, 2004 totaled $1.9 million and $2.7 million, respectively.

Note 11 — Concentrations of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

The Corporation maintains cash balances at several financial institutions located in northern Florida and southern Alabama. The total of all accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At July 2, 2005 and June 26, 2004, the Corporation’s uninsured cash balances total $182,248 and $308,139, respectively.

Note 12 — Common Stock

On February 1999, the Board of Directors amended the capital structure of the corporation. The Board of Directors established three classes of common stock, which they named A, B and C shares. The authorized number of these classes of A, B and C shares were 6, 9,988 and 990,006, respectively, at July 2, 2005, June 26, 2004, and June 28, 2003. The par value of all stock is $0.01 per share. The number of outstanding shares at July 2, 2005, June 26, 2004, and June 28, 2003, were 6 A shares, 9,988 B shares and 590,006 C shares.

Each class of stock has different rights granted to them. Class A common stock shareholders are entitled to vote for the Board of Directors. Class B common stock shareholders can vote on all matters, except for the election of Directors. Class C common stock shareholders do not have any voting privileges. The par value of stock issued at July 2, 2005, June 26, 2004, and June 28, 2003 are as follows:

A shares	$0.06
B shares	99.88
C shares	5,900.06

Total common stock	$6,000.00

Notes to Financial Statements
Hillandale Farms of Fla., Inc.
July 2, 2005
Lake City, Florida
(Concluded)

Note 13 — Contingent Liabilities

In 2002, there was an accident at a feed mill operated by Hillandale Farms of Fla., Inc. As a result of the accident, an employee died. Subsequent to the accident, the Occupational Safety and Health Administration (OSHA) conducted a criminal and civil investigation of the feed mill and the events surrounding the accident. Hillandale Farms of Fla., Inc. was assessed fines and penalties of $257,600 as a result of the investigation. This matter was settled in August 2005 with the United States government. The fines and penalties were accrued at July 2, 2005 and paid subsequent to the fiscal year end.

Note 14 – Subsequent Events

Effective July 28, 2005, fixed assets of two of the four divisions of the Corporation are being transferred to a newly formed Limited Liability Company. The new entity is named Hillandale, LLC. Also, feed and ingredients inventory of three of the four divisions, with related liabilities are being transferred to the new Limited Liability Company. In addition, most of the assets and liabilities of Hillandale Farms, Inc. are being transferred to this newly formed entity. A controlling majority of this newly formed entity will be sold to a public traded company, which is expected to be finalized in September 2005.